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                                                                     Exhibit 4.9



DEED OF MOVABLE HYPOTHEC WITH DELIVERY granted in Montreal as of this 7th day of February, 2003



BY: SUN MEDIA CORPORATION, a corporation continued and existing under the laws of British Columbia (hereinafter called the "GRANTOR")

IN FAVOUR OF:      BANK OF AMERICA, N.A., a Schedule III Bank governed by the
                   BANK ACT (Canada), acting for itself and as Agent and solidary creditor for each of the Lenders as defined in the Credit Agreement hereinafter described (the "CREDITOR")

         WHEREAS pursuant to Schedule 5 to the credit agreement dated as of February 7, 2003 among Sun Media Corporation, as Borrower, the financial institutions named on the signature pages thereto, as Lenders, and Bank of America, N.A., as Administrative Agent (as same may subsequently be amended, amended and restated, modified, supplemented or replaced from time to time, the "CREDIT AGREEMENT"), the Grantor is to execute an agreement pledging the shares of the Companies (as hereinafter defined) to the Creditor;

         WHEREAS pursuant to subsection 10.01(5) of the Credit Agreement the Creditor and each Lender are conferred the legal status of solidary creditors of the Borrower and each Guarantor in respect of all amounts, liabilities and other obligations owed by the Borrower and each Guarantor to each of them under the Credit Agreement and under the other Credit Documents, the whole in accordance with Article 1541 of the CIVIL CODE OF QUEBEC (the "CIVIL CODE");

         WHEREAS pursuant to subsection 10.04 of the Credit Agreement the Creditor has been granted the authority to hold any and all Security under the Credit Agreement;

         WHEREAS the Grantor has agreed to grant the Creditor a movable hypothec with delivery on certain property, in order to secure the performance of its obligations to the Creditor and the other Lenders under the Credit Documents to which it is a party;

         NOW THEREFORE, THE PARTIES HERETO HAVE AGREED AS FOLLOWS:
1.       INTERPRETATION

Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Credit Agreement.

2.       HYPOTHEC

As security for the Secured Obligations, as defined in Section 5, the Grantor hereby hypothecates (the hypothec created hereby being hereinafter called the "HYPOTHEC") the Charged Property (as defined in Section 3) in favour of the Creditor, for a principal amount of $600,000,000, plus an


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additional amount equal to twenty percent (20%) thereof to secure unpaid interest not otherwise secured and all costs, accessories and incidental expenses, the whole with interest from the date of this Deed at the rate of twenty-five percent (25%) per annum, calculated daily and compounded monthly, with interest on overdue interest calculated at the same rate and in the same manner.


3. DESCRIPTION OF CHARGED PROPERTY

The property charged by the Hypothec consists of the following securities (the "SECURITIES") held by the Creditor or a third Person:

         ---------------------------------------------------------------------------------------------------------------
           NUMBER OF SHARES, BONDS, OR OTHER          DESCRIPTION OF THE SECURITIES AND NAMES OF DEBTORS APPEARING
                          INSTRUMENTS                                      ON THE INSTRUMENTS OR NOTES
         ---------------------------------------------------------------------------------------------------------------
                               1                          common  share in the share  capital  of 3661458  Canada  Inc.
                                                          ("3661458")  registered  in  the  name  of  the  Grantor  and evidenced by certificate C-1
         ---------------------------------------------------------------------------------------------------------------
                              100                         common shares in the share  capital of 3661458  registered in the name of the Grantor and evidenced by certificate C-2
         ---------------------------------------------------------------------------------------------------------------
                              201                         common  shares in the share  capital of 3351611  Canada  Inc.
                                                          (together with 3661458,  the  "COMPANIES")  registered in the name of the Grantor and evidenced by certificate C-10
         ---------------------------------------------------------------------------------------------------------------
                           1,500,000                      Class "A"  preferred  shares in the share  capital of 3351611 registered  in the  name  of the  Grantor  and  evidenced  by certificate PA-13
         ---------------------------------------------------------------------------------------------------------------
         ---------------------------------------------------------------------------------------------------------------

         together with the following present and future property, without limiting the charges, hypothecs and rights arising by operation of law:

         (a) renewals, replacements and substitutions of, and additions to, the Securities, whether arising out of a purchase, redemption, conversion, cancellation or any other transformation of the Securities;

         (b) the proceeds, fruits and revenues of the Securities, including (by way of example and without limitation) cash, bank accounts, notes, negotiable instruments, bills, commercial paper, securities, monies, goods, contract rights, and any other movable property, corporeal or incorporeal, received when any of the Securities is sold, exchanged, collected or otherwise disposed of;

         (c) any right pertaining to the Securities; and

         (d) any other property delivered at any time to the Creditor,



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         (collectively the "CHARGED PROPERTY").

4.       ADDITIONAL PROVISIONS

4.1.     TRANSFER INTO CREDITOR'S NAME

         The Grantor authorizes the Creditor, at any time following an Event of Default, to transfer any Charged Property or any part thereof into its own name or that of its nominee(s) in its capacity of hypothecary creditor so that the Creditor or its nominee(s) may appear as the sole registered owner thereof.

4.2.     VOTING, ETC.

         Until the occurrence of an Event of Default which has not been waived, the Grantor shall be entitled to vote any and all Securities and to give consents, waivers, or ratifications in respect thereof, provided that no vote shall be cast or any consent, waiver, or ratification given or any action taken which would violate or be inconsistent with any of the terms of the Credit Agreement or this Deed or any other instrument or agreement relating to the Secured Obligations or which would have the effect of materially impairing the position and interests of the Creditor. All such rights of the Grantor to vote and give consents, waivers and ratifications shall cease in case an Event of Default shall occur which has not been waived, whereupon the Creditor shall be entitled, without limiting its other rights and remedies hereunder, to vote all or any part of the Securities whether or not transferred into the Creditor's name and give all consents, waivers and ratifications in respect of the Securities and otherwise act with respect thereto as though it were the outright owner thereof.

4.3.     DIVIDENDS AND OTHER DISTRIBUTIONS

         Subject to the applicable provisions of the Credit Agreement, if any, and so long as an Event of Default has not occurred which has not been waived, the Grantor may collect all cash dividends payable in respect of the Securities, provided that all cash dividends payable in respect of the Securities which are determined by the Creditor, in its absolute discretion, to represent in whole or in part an extraordinary, liquidating or other distribution in return of capital, shall be paid to the Creditor and retained by it as part of the Charged Property.

4.4.     STANDARD OF CARE

         The Creditor shall have no obligation to protest any of the Charged Property, to take any steps to interrupt prescription, to protect the Charged Property against any depreciation or reduction in value, to make any productive use of the Charged Property, or to protect the Grantor against any loss relating in any way to the Charged Property. In addition, the Creditor shall not be obliged to vote with respect to any of the Charged Property in connection with any subscription, conversion or other right relating to the Charged



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         Property, or any other matters or proceedings relating to the Charged
         Property, except where the Creditor is specifically requested in writing to do so and is provided with an indemnity and security which the Creditor considers sufficient, acting reasonably, together with payment of a reasonable fee to be established by the Creditor.

         Without prejudice to its other rights hereunder, the Creditor may, at its discretion, comply with all provisions of law with which the holder of any securities comprised within the Charged Property from time to time is required to comply.

5.       SECURED OBLIGATIONS

         The Hypothec shall secure the performance by the Grantor of its obligations to the Creditor and the other Lenders under the Credit Documents to which it is a party, including without limitation this Deed (all such obligations, as from time to time heretofore or hereafter amended, supplemented, amended and restated or otherwise modified from time to time, are collectively referred to herein as the "SECURED OBLIGATIONS").

         The Grantor shall be deemed to have once again obligated itself to perform any future obligation forming part of the Secured Obligations in accordance with the provisions of Article 2797 of the Civil Code.

         If the proceeds of realization of the Charged Property following an Event of Default are not sufficient to satisfy all Secured Obligations, the Grantor acknowledges and agrees that the Grantor shall continue to be liable for any remaining Secured Obligations and the Creditor shall remain entitled to full payment thereof.

6.       REPRESENTATIONS AND WARRANTIES

         The Grantor hereby reaffirms and renews the representations and warranties made by the Grantor in the Credit Agreement and in addition hereby represents and warrants as follows:

6.1.     SHAREHOLDERS' AGREEMENT - SECURITIES

         There exists no shareholders' agreement in connection with the Securities. There exists no restriction in the articles or other constating documents of each of the Companies regarding the assignment or transfer of the Securities which has not been complied with or waived, nor any restrictions contained in any other contract or undertaking which is binding upon the Grantor save and except the required consent of the Board of Directors of each of the Companies with respect to the transfer of the Securities.

7.       COVENANTS

         The Grantor reiterates the covenants made in the Credit Agreement by the Grantor and in addition hereby covenants and agrees as follows:


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7.1.     DELIVERY

         It shall remit to the Creditor, or a Person designated by the Creditor, concurrently with the signature hereof, all of the Securities and shall immediately so remit any Charged Property which comes into the possession of the Grantor, together with any power of attorney, document and confirmation that the Creditor may reasonably request in order to transfer the Charged Property, at any time following an Event of Default which has not been waived, into the name of the Creditor or its nominee. The Grantor agrees that Heenan Blaikie LLP may hold the Securities on behalf of the Creditor.

7.2.     PAYMENT OF LEGAL FEES AND OTHER EXPENSES

         Subject to any limitations contained in the Credit Agreement, it shall:

         (a) pay all costs and expenses related to the exercise of all rights created hereby. Such costs and expenses shall include all reasonable fees and expenses of consultants, mandataries or legal counsel retained in case of default; and

         (b) reimburse the Creditor for all costs and expenses incurred by it for the purpose of carrying out the Grantor's obligations or of exercising its rights;

         provided, however, that the obligations arising from this Section 7.2 shall not exceed 20% of the principal amount of the Hypothec.

7.3.     RANK OF HYPOTHEC

         The Hypothec shall always create a first ranking hypothec on the Charged Property.

8.       EVENTS OF DEFAULT

         The Grantor shall be in default hereunder upon the occurrence and continuance of an Event of Default as defined in the Credit Agreement (any such occurrence being referred to herein as an "EVENT OF DEFAULT").

9.       CREDITOR'S RECOURSES UPON AN EVENT OF DEFAULT

9.1.     SURRENDER

         The Grantor shall be deemed to have voluntarily surrendered the Charged Property to the Creditor if it has not opposed the Creditor's recourse within 20 days of its receipt from the Creditor of a prior notice of the exercise of hypothecary rights.

9.2.     ADDITIONAL RIGHTS

         In order to protect or to realize upon the Charged Property, the Creditor shall be free, at the Grantor's expense, at any time following an Event of Default which has not been waived, to do any or all of the following:


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         (a) alienate or dispose of any Charged Property which may depreciate rapidly;

         (b) perform any of the Grantor's obligations;

         (c) exercise any right attached to the Charged Property;

         (d) acquire the Charged Property.

         The Creditor shall not be bound to exercise the same hypothecary rights against all of the Charged Property, and may exercise different rights against different types of Charged Property or even against different elements of the Charged Property which are of the same type.

9.3.     GOOD FAITH

         The Creditor shall exercise its rights in good faith, in a reasonable manner, taking into account all circumstances, in order to attempt to reduce the obligations of the Grantor to the Creditor.

9.4.     RELATIONS WITH THE GRANTOR AND OTHERS

         The Creditor may grant extensions of time and other indulgences, take and give up security, accept compositions, grant releases and discharges and otherwise deal with the Grantor, with other Persons and with the Charged Property as the Creditor may see fit without diminishing the liability of the Grantor and without prejudice to the Creditor's rights pursuant to this Deed.

9.5.     NO SECURITY BY CREDITOR

         The Creditor shall not be bound to make an inventory, to take out insurance or to furnish any security of any nature whatsoever.

9.6.     SPECIAL PROVISIONS - TAKING IN PAYMENT

         If the Creditor elects to exercise its right to take in payment and the Grantor requires that the Creditor instead sell the Charged Property on which such right is exercised, the Grantor hereby acknowledges that the Creditor shall not be bound to abandon its action in taking in payment unless, prior to the expiry of the time period allocated for surrender, the Creditor:

         (a) has been granted security satisfactory to it to ensure that the proceeds of sale of the Charged Property will be sufficient to enable the Creditor to be paid in full;

         (b) has been reimbursed for all costs and expenses incurred in connection with this Deed, including all fees of consultants and legal counsel; and


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         (c) has been advanced the necessary sums for the sale of the Charged
         Property.

         The Grantor further acknowledges that, subject to the rights of the other Lenders, the Creditor alone is entitled to select the type of sale it may wish to conduct or have conducted.

9.7.     SALE BY THE CREDITOR

         Where the Creditor sells the Charged Property itself, it shall not be required to obtain any prior valuation by a third party. The Creditor may elect to sell the Charged Property with legal warranty given by the Grantor or with a complete or partial exclusion of such warranty.

10.      MISCELLANEOUS

10.1.    HYPOTHEC CONSTITUTES ADDITIONAL SECURITY

         The Hypothec created hereby is in addition to and not in substitution or replacement for any other hypothec or security held by the Creditor.

10.2.    INVESTMENT OF CHARGED PROPERTY

         The Creditor shall be free to invest any monies or instruments received or held by it in pursuance of this Deed or to deposit same in a non-interest bearing account without having to comply with any provisions of the Civil Code concerning the investment of the property of others.

10.3.    RECOURSES CUMULATIVE

         The rights and recourses of the Creditor under this Deed are cumulative and do not exclude any other rights and recourses which the Creditor might have. No omission or delay on the part of the Creditor in the exercise of any right shall have the effect of operating as a waiver of such right. The partial or sole exercise of a right or power will not prevent the Creditor from exercising thereafter any other right or power.

10.4.    SEVERABILITY

         Any provision of this Deed which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be of no effect to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.5.    AMENDMENT

         No amendment to this Deed will be valid or binding unless set forth in writing and duly executed by the Grantor and the Creditor, duly authorized by the Lenders in accordance


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         with the provisions of the Credit Agreement. Any waiver of any breach of any provision of this Deed will not be effective or binding unless made in writing and signed by the Creditor, duly authorized by the Lenders in accordance with the provisions of the Credit Agreement and, unless otherwise provided in the written waiver, will be limited to the specific breach waived.

10.6.    DELEGATION

         The Creditor shall be free to delegate to any Person or Persons the exercise of its rights or the performance of any covenant resulting from this Deed or law; in such case, the Creditor may supply such Person with any information it holds relating to the Grantor or the Charged Property.

10.7.    PERFORMANCE BY CREDITOR

         At any time following the occurrence of an Event of Default which has not been waived, the Creditor shall be free to perform any of the Grantor's obligations under this Deed. It may then request immediate payment of any expense incurred in doing so, including interest at the Canadian Prime Rate plus the applicable margin set forth in the Credit Agreement.

10.8.    CREDITOR AS MANDATARY

         The Creditor is hereby designated, effective upon the occurrence of an Event of Default and while same subsists, as the irrevocable mandatary of the Grantor with full powers of substitution for the purposes of
         Section 10.7 or for the purpose of carrying out any and all acts and executing any and all deeds, proxies or other documents which the Creditor may deem useful in order to exercise its rights or which the Grantor neglects or refuses to execute or to carry out.

10.9.    LIABILITY OF CREDITOR

         The Creditor shall not be liable for material injuries resulting from its fault, unless such fault is gross or intentional. The Creditor shall not be responsible for any loss occasioned by its taking possession of Charged Property or enforcing the terms of this Deed, nor for any neglect, failure or delay in exercising or enforcing any of its rights and recourses, nor for any act, default or misconduct of any agent, mandatary, broker, officer, employee or other Person acting for or on behalf of the Creditor. The Creditor shall be accountable only for such monies as it shall actually receive. The liability of the Creditor or any third party appointed to hold the Charged Property shall be limited to exercising in regard to the Charged Property the same degree of care which such Person gives to similar property held at the same location.


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10.10.   BENEFIT OF DEED

         The rights hereby conferred upon the Creditor shall benefit all of its successors, including any entity resulting from the merger of the Creditor with any other Person or Persons, and any entity that succeeds the Creditor as administrative agent under the Credit Agreement.

10.11.   NOTICE

         Any notice to the Grantor or the Creditor shall be delivered in the manner set forth in the Credit Agreement.

10.12.   UNDERSTANDING OF GRANTOR

         The Grantor hereby acknowledges having read this Deed and having received adequate explanations as to the nature and scope of its provisions and as to the obligations deriving therefrom.

10.13.   GOVERNING LAW

         This Deed shall be governed by and construed in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.

10.14.   LANGUAGE

         The parties acknowledge that they have required that the present Deed, as well as all documents, notices and legal proceedings executed, given or instituted pursuant or relating directly or indirectly hereto, be drawn up in English. Les parties reconnaissent avoir exige la redaction en anglais du present acte, ainsi que de tous documents executes, avis donnes et procedures judiciaires intentees a la suite de ou relativement a icelui, que ce soit directement ou indirectement.

                            [signature page follows]



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       SIGNED as of the date and at the place first hereinabove mentioned.


SUN MEDIA CORPORATION


Per: /s/ CLAUDINE TREMBLAY
     ---------------------


ACCEPTED AND AGREED AS OF THE 7TH DAY OF FEBRUARY, 2003.

BANK OF AMERICA, N.A.,
in its aforementioned capacities



Per: /s/ [ILLEGIBLE]
     ---------------